Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

GREENWICH LIFESCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)
Fees to Be Paid	Equity Other Debt Other Unallocated (Universal Shelf)(1)	Common Stock, par value $0.001 per share Preferred Stock, par value $0.001 per share Debt Securities Warrants Units (5)	457(o)	(1)	(1)	$275,000,000	0.00015310	$42,103
	Total Offering Amounts					$275,000,000		$42,103
	Total Fees Previously Paid							—
	Total Fee Offsets							$27,346
	Net Fee Due							$14,757

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Greenwich LifeSciences, Inc.	S-3	333-263855	March 25, 2022	N/A	$27,346	(6)	Common Stock	(6)	(6)	$275,000,000	(3)	N/A
Fee Offset Sources	Greenwich LifeSciences, Inc.	S-3	333-263855	N/A	March 25, 2022	N/A		N/A	N/A	N/A	N/A		$27,346	(6)

(1)	Represents securities that may be offered and sold from time to time in one or more offerings by Greenwich LifeSciences, Inc. (the “Registrant”).
(2)	An indeterminate number of securities or aggregate principal amount, as the case may be, of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units (the “Universal Shelf Securities”), as shall have an aggregate initial offering price not to exceed $275,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $275,000,000, less the aggregate offering price of any securities previously issued hereunder. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of debt securities, common stock and preferred stock as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.
(3)	The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with the sale and issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(4)	Calculated pursuant to Rule 457(o), based on the proposed Maximum Aggregate Offering Price.
(5)	Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.
(6)	Pursuant to Rule 457(p), the Registrant has offset $27,346 of the filing fee associated with the $275,000,000 maximum aggregate offering price. $27,346 represents the filing fee with respect to $295,000,000 of unsold securities under the Registrant’s Registration Statement on Form S-3 (Registration No. 333-263855) filed on March 25, 2022 ($27,810) and which has been terminated prior to the date of this registration statement.